Exhibit 99.1
          For Immediate Release

Contact:	Patrick A. Reynolds Director of Investor Relations (706) 649-4973
Synovus Reports Earnings per Share of $0.04 for Second Quarter 2008
Includes Goodwill Impairment Charge of $0.08 per Diluted Share
Columbus, Ga., July 24, 2008 — Synovus reports net income for the second quarter of 2008 totaling $12.1 million, or $0.04 per diluted share, compared to income from continuing operations of $105.8 million, or $0.32 per diluted share, for the second quarter of 2007. The second quarter of 2008 results include the impact of a non-cash goodwill impairment charge of $27 million or $0.08 per diluted share as discussed below. This charge has no impact on tangible equity or regulatory capital ratios since goodwill is already excluded from these measures.
          Shareholders’ equity as of June 30, 2008, was $3.43 billion, which represented a very strong 10.02% of quarter-end assets. Total assets ended the quarter at $34.2 billion, an increase of 7.1% when compared to total assets for continuing operations a year ago. The Tier 1 Capital Ratio was 8.91%, the Total Risk-Based Capital Ratio was 12.28%, and the Tangible Common Equity to Tangible Assets Ratio was 8.64%.
          The ratio of nonperforming assets to loans, impaired loans held for sale, and other real estate was 3.00%, compared to 2.49% last quarter and 0.87% in the second quarter of last year. Nonperforming loans were $627 million for the second quarter of 2008, an increase of $111 million from the first quarter of 2008. The rate of increase in nonperforming loans slowed in the second quarter (22%) as compared to the previous quarter (51%). Of the $111 million increase in nonperforming loans, 46% were in the Atlanta area. The Atlanta market represents 58% of Synovus’ total nonperforming loans in the residential construction and development portfolios. The net charge-off ratio for the quarter was 1.04% compared to 0.95% last quarter and 0.25% in the second quarter of last year. The allowance for loan losses was 1.52% of loans at June 30, 2008, compared to 1.46% at the end of last quarter and 1.30% at June 30, 2007. The provision expense for the quarter was $93.6 million, compared to $91.0 million last quarter, and $20.3 million in the second quarter last year. The provision for loan losses covered net charge-offs by 133% for the quarter. Total loans past due and still accruing as a percentage of loans outstanding improved from 1.39% last quarter to 1.33% in the second quarter. Past due loans over 90 days and still accruing as a percentage of loans outstanding improved from 0.16% last quarter to 0.14% in the second quarter.
          Net interest income for the second quarter was $273.4 million compared to $288.5 million in the second quarter of last year. The net interest margin for the quarter was 3.57%, compared to 3.71% last quarter and 4.00% in the second quarter of last year. Of the 14 basis point decrease in the margin from the previous quarter, 3 basis points were related to increased credit costs. Total loans grew 4.9% (annualized) on a sequential quarter basis. Commercial income producing properties grew 15.4%, commercial and industrial loans grew 6.7% and retail loans grew 16.2%, while residential construction loans declined 33.9%, and residential development loans declined
Post Office Box 120 / Columbus, GA 31902
www.synovus.com

Synovus Reports Earnings per Share of $0.04 for Second Quarter/p. 2
15.1% on an annualized sequential quarter basis. Total core deposits (excludes brokered deposits) grew 4.1% (annualized) on a sequential quarter basis.
          Non-interest income was $107.7 million for the quarter. After excluding a $9.9 million net after-tax gain on the sale of MasterCard stock, non-interest income was down 5% compared to the second quarter last year with increases in brokerage and investment banking revenue of 17.9%, bankcard fees of 22.7%, and fiduciary and asset management fees — which include trust, financial planning, and asset management fees of 1.9%, while mortgage banking income and service charges on deposit accounts were down 26.1% and 7.1%, respectively.
          Non-interest expenses of $266.0 million were up $68.3 million compared to the second quarter last year. The increase includes the $27 million estimated goodwill impairment charge, $23 million in impaired loans held for sale and other real estate costs, a $4 million provision for unfunded lending commitments, and the $2.4 million civil money penalty that was paid to the FDIC in connection with the settlement agreement related to the credit card programs offered pursuant to our affinity agreement with CompuCredit Corporation.
          During the second quarter of 2008, Synovus conducted its annual goodwill impairment testing. The evaluation resulted in an estimated goodwill impairment charge of $27 million (pre-tax and after-tax) on one of our reporting units. The charge has been recorded as a component of non-interest expense for the second quarter of 2008. The impairment charge is an estimate that will be finalized upon completion of the goodwill impairment testing. The driver of impairment is the decrease in market-based trading and transaction multiples.
          Synovus will host an earnings highlights conference call at 4:30 pm EDT, on July 24, 2008. Shareholders and other interested persons may listen to this conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.
Synovus (NYSE: “SNV”) is a financial services holding company with $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 35 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. See Synovus on the Web at www.synovus.com.
This press release and certain of our other filings with the Securities and Exchange Commission contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our estimated goodwill impairment charge and the assumptions underlying this estimate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements in this press release and our filings with the Securities and Exchange Commission. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include: (1) deteriorating credit quality, particularly in
Synovus Reports Earnings per Share of $0.04 for Second Quarter/p. 2
Post Office Box 120 / Columbus, GA 31902
www.synovus.com

residential construction and development loans, may result in increased delinquencies and credit losses, which will adversely impact us; (2) declining values of residential real estate which may increase our credit losses and negatively affect our financial results; (3) continuing deteriorations in general economic conditions and conditions in the financial markets; (4) inadequacy of our allowance for loan losses, or the risk that the allowance may prove to be inadequate or may be negatively affected by credit risk exposures; (5) changes in the interest rate environment which expand or reduce interest margins, impact funding sources or adversely affect critical estimates as applied, and fair value of assets; (6) slower than anticipated rates of growth in non-interest income; (7) impact of proposed changes in the regulation of banks and financial institutions; (8) restrictions or limitations on access to funds from subsidiaries, thereby restricting our ability to make payments on our obligations or dividend payments; (9) risks associated with litigation; (10) inability to access the capital markets on terms that are satisfactory; (11) the volatility of our stock price; and (12) and the other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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Post Office Box 120 / Columbus, GA 31902
www.synovus.com